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                                                                  EXHIBIT 10.33


                       NONQUALIFIED STOCK OPTION AGREEMENT


                                       May [__], 2002


          Re:  TSI TELECOMMUNICATION HOLDINGS, INC. (THE
               "COMPANY") GRANT OF NONQUALIFIED STOCK OPTION


To the Participant Identified on the Signature Page attached hereto:

     The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "OPTION"), as provided below, under the TSI Telecommunication Holdings, Inc. Founders' Stock Option Plan (the "PLAN"), a copy of which is attached hereto and incorporated herein by reference. Certain terms used herein are defined in SECTION 17 hereof.

     1.   OPTION.

          (a) TERMS. Your Option is for the purchase of up to the number of Common Shares written next to your name on the signature page attached hereto (the "OPTION SHARES") at the price per share written next to your name on the signature page attached hereto (the "EXERCISE PRICE"), payable upon exercise as set forth in SECTION 1(b) below. Your Option shall expire at the close of business ten (10) years from the date of issuance (the "EXPIRATION DATE"), subject to earlier expiration as provided in SECTION 3(b) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

          (b) PAYMENT OF OPTION PRICE. Subject to SECTION 2 and 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "OPTION PRICE") equal to the product of (1) the Exercise Price MULTIPLIED BY (2) the number of Option Shares to be acquired. Payment of the Option Price shall be made (i) in cash (including check, bank draft, or money order), (ii) in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board), (iii) by delivery of outstanding shares of Common Stock that, on the date of exercise, have (x) been owned by you for a minimum of six months and one day and (y) a Fair Market Value equal to the aggregate exercise price payable with respect to the options' exercise, (iv) through a "same day sale" commitment from you and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. specified by the Committee (the "NASD Dealer") whereby you irrevocably elect to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Option Price and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Option Price directly to the Company, (v) through a "margin" commitment from you and an NASD Dealer reasonably acceptable to the Committee whereby you irrevocably elect to exercise your Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as


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security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Option Shares to forward the Option Price to the Company, or (vi) by any combination of the foregoing. The methods of payment set forth in clauses (iii) through (v) above shall apply only if there is a public market for the Common Shares.

     2. EXERCISABILITY/VESTING. Your Option may be exercised only to the extent it has become vested. [_______] Option Shares shall vest and become exercisable on the date that is one year from the date of this Agreement, and thereafter [__] Option Shares will become vested on the last day of each three-month period following the one year anniversary date of this Agreement such that on [________], 200[7](1), the Option will be 100% vested, in each case, however, if and only if you have been continuously employed by the Company or a Subsidiary from the date of this Agreement through and including such date. The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be employed by the Company.

     3.   EXPIRATION OF OPTION.

          (a) NORMAL EXPIRATION. In no event shall any part of your Option be exercisable after the Expiration Date set forth in SECTION 1(a) above.

          (b) EARLY EXPIRATION UPON TERMINATION OF EMPLOYMENT. Any portion of your Option that was not vested and exercisable on the date your employment with the Company terminates shall expire and be forfeited without payment of any kind on such date, and any portion of your Option that was vested and exercisable on the date your employment with the Company terminates shall also expire and be forfeited without payment of any kind on such date; PROVIDED that: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 180 days from the date of your death or Disability, but in no event after the Expiration Date, (ii) if you retire (with the approval of the Committee or the Board), the portion of your Option that is vested and exercisable shall expire 90 days from the date of your retirement, but in no event after the Expiration Date, (iii) if your employment is terminated other than for Cause, the portion of your Option that is vested and exercisable shall expire 90 days from the date of your termination, but in no event after the Expiration Date, and (iv) if your employment is terminated for Cause, the portion of your Option, to the extent not theretofore exercised, shall expire immediately.

     4. PROCEDURE FOR EXERCISE. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company or management's designee, including but not limited to the Committee or an officer of the Company designated by the Committee, regarding all financial and other information provided to you regarding the

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(1) Options will vest quarterly over a 5 year period.


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Company, together with payment of the Option Price in accordance with the provisions of SECTION 1(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

     5. SECURITIES LAWS RESTRICTIONS AND OTHER RESTRICTIONS ON TRANSFER OF OPTION SHARES. You represent that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell, or otherwise dispose of any Option Shares unless your offer, sale, or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale, or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell, or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder, or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

     6. NON-TRANSFERABILITY OF OPTION. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only, you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

     7. CONFORMITY WITH PLAN. Your Option is intended to conform in all respects with, and is subject to all applicable terms, conditions and provisions of, the Plan (which is incorporated in its entirety herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

     8. RIGHTS OF PARTICIPANTS. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause) any portion of your Option that was not previously exercised shall be forfeited in accordance with SECTION 3(b) above. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant or to be selected as a participant or beneficiary of any other Company plan or program, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in SECTION 10 below.

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     9.   WITHHOLDING OF TAXES.  (i) The Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Option, and the Company may defer the exercise of the Option or the issuance of the Option Shares thereunder unless indemnified to its satisfaction.

               (ii) Notwithstanding any provision of this Option to the contrary, in connection with the transfer of this Option to a transferee pursuant to SECTION 12 hereof, the Participant shall remain liable for any withholding taxes required to be withheld upon exercise of such Option by the transferee.

     10. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Shares, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option, and the Exercise Price specified herein, in each case as may be determined by the Board or Committee to be appropriate and equitable.

     11. RIGHT TO PURCHASE OPTION SHARES UPON TERMINATION OF EMPLOYMENT. Prior to a Public Offering or a Sale of the Company, your Option Shares shall be subject to the Repurchase Option set forth in this SECTION 11(a) REPURCHASE OF OPTION SHARES ON TERMINATION. If your employment with the Company terminates (the "TERMINATION") for any reason, then the Company and/or the Investors shall have the right to repurchase all or any portion of your Option Shares at a price equal to the Fair Market Value of such Option Shares.

          (b) REPURCHASE PROCEDURE FOR THE COMPANY. The Company may elect to repurchase all or any portion of your Option Shares (the "AVAILABLE OPTION SHARES") if your employment with the Company has terminated (the "REPURCHASE OPTION") by delivery of written notice (a "REPURCHASE NOTICE") to you within 90 days after the date of the Termination for any Option Shares issued 181 days or more prior to the date of Termination (or in the case of Option Shares issued 180 days or less prior to the date of Termination or issued at any time after the date of Termination upon exercise of this Option, no earlier than 181 days and no later than 271 days after the date of the issuance of such Option Shares) (the "REPURCHASE NOTICE PERIOD"). The Repurchase Notice shall set forth the amount of Option Shares to be acquired, the aggregate consideration to be paid for such Option Shares, and the time and place for the closing of the transaction.

          (c) REPURCHASE PROCEDURE FOR THE INVESTORS. If for any reason the Company does not elect to purchase all of the Available Option Shares, then the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Available Option Shares that were not repurchased by the Company pursuant to SECTION 11(b) above (the "REMAINING OPTION SHARES"). The Investors may assign their Repurchase Option to TSI Telecommunication Holdings, LLC. As soon as practicable after the Company has determined that it will not purchase all of the Available Option Shares, but in any event within 60 days after the beginning of the Repurchase Notice Period corresponding to such Available Option Shares, the Company shall give written notice (the "OPTION NOTICE") to each Investor setting forth the number of

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Remaining Option Shares and the purchase price for the Remaining Option Shares.
The Investors may elect to purchase all or any portion of the Remaining Option Shares by giving written notice to the Company within 60 days after the Option Notice has been delivered to the Investors by the Company. If the Investors elect to purchase an aggregate amount of Remaining Option Shares in excess of the amount of Remaining Option Shares specified in the Option Notice, then the Remaining Option Shares shall be allocated among the Investors based on the amount of such type or types of Common Shares owned by each Investor on the date of the Option Notice. Any Investor may condition its election to purchase such Remaining Option Shares on the election of one or more other Investors to purchase Remaining Option Shares. As soon as practicable, and in any event within 10 days after the expiration of the 60 day period set forth in the immediately preceding sentence, the Company shall deliver a Repurchase Notice to the holders of such Remaining Option Shares setting forth the aggregate consideration to be paid by the respective Investors for such Remaining Option Shares and the time and place for the closing of the transaction. At the time the Company delivers such Repurchase Notice to the holders of such Remaining Option Shares, the Company shall also deliver written notice to each Investor setting forth the amount of securities such Investor is entitled to purchase, the aggregate purchase price, and the time and place of the closing of the transaction.

          (d) MANNER OF PAYMENT. If the Company purchases all or any portion of such Option Shares, including Option Shares held by one or more of your transferees, then the Company shall pay for such Option Shares (i) first by offsetting obligations owed by you or your transferee(s) to the Company or to any Investor and (ii) second with a subordinated promissory note of the Company, which subordinated promissory note shall bear interest at the rate of 10% per annum (which shall be payable annually in cash unless otherwise prohibited), shall have all principal payment due on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money, or, at the Company's option, by certified check or wire transfer of funds. If an Investor elects to purchase all or any portion of the Remaining Option Shares, such Investor shall pay for such Option Shares by certified check or wire transfer of funds.

     12.  RESTRICTIONS ON TRANSFER.

          (a) TRANSFER OF OPTION SHARES. The holders of Option Shares shall not sell, transfer, assign, pledge, or otherwise dispose of (a "TRANSFER") any interest in any Option Shares, except pursuant to (i) a Public Sale, (ii) a Sale of the Company, or (iii) the provisions of SECTION 12(b) hereof.

          (b)  CERTAIN PERMITTED TRANSFERS.  The restrictions set forth in this
SECTION 12 shall not apply with respect to any Transfer of Option Shares made by will or pursuant to applicable laws of descent and distribution or to such Person's legal guardian in case of any mental incapacity or among such Person's Family Group; PROVIDED that the restrictions contained in this SECTION 12 will continue to be applicable to the Option Shares after any Transfer of the type referred to in this SECTION 12(b) and the transferees of such Option Shares will agree in writing to be bound by the provisions of this Agreement. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this SECTION 12(b) is herein referred to as a "PERMITTED TRANSFEREE." Upon the transfer of Option Shares pursuant to this SECTION 12(b),

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you will deliver a written notice (a "TRANSFER NOTICE") to the Company. The
Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

          (c)  TERMINATION OF RESTRICTIONS.  The restrictions set forth in this
SECTION 12 will continue with respect to each Option Share until the earlier of
(i) the date on which such Option Share has been transferred in a Public Sale in compliance with the terms hereof or (ii) the consummation of a Sale of the Company.

     13.  ADDITIONAL RESTRICTIONS ON TRANSFER.

          (a) RESTRICTIVE LEGEND. The certificates representing the Option Shares shall bear the following legend:


          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MAY [______], 2002 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND [PARTICIPANT] DATED AS OF MAY [____], 2002 A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) OPINION OF COUNSEL. You may not sell, transfer, or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

          (c) HOLDBACK. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company's equity securities except as part of such underwritten registration if otherwise permitted.

     14.  SALE OF THE COMPANY.

          (a) If the holders of a majority of the Common Shares then outstanding (the "APPROVING HOLDERS") approve a Sale of the Company (the "APPROVED SALE"), you shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, you shall vote for, consent to, raise no objection against, and agree to sell your Common Shares and surrender any stock options owned by you on the terms and conditions

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approved by the Approving Holders, subject to the provisions of SECTION 14(b).
You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

          (b   Your obligations with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, you shall receive the same form and amount of consideration per Common Share as other holders of Common Shares, or if you are given an option as to the form and amount of consideration to be received, then all holders of Common Shares shall be given the same option; and (ii) if you have currently exercisable or convertible rights to acquire Common Shares, then you shall be given the opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of Common Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per Common Share received by the holders of Common Shares in connection with the Approved Sale less the exercise or conversion price per Common Share of such rights to acquire Common Shares by (2) the number of Common Shares represented by such rights.

          (c) If the Board or the Approving Holders enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), you shall, at the request of the Company, appoint a "purchaser representative" (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint a purchaser representative designated by the Company, then the Company shall pay the fees of such purchaser representative. However, if you decline to appoint the purchaser representative designated by the Company, then you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

          (d) You shall bear the pro-rata share (based upon the aggregate consideration received in such sale) of the costs of any sale of Common Shares pursuant to an Approved Sale to the extent such costs are reasonable and incurred for the benefit of all holders of Common Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Common Shares on their own behalf shall not be considered costs of the transaction hereunder.

          (e) Any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall be forfeited.

          (f) TERMINATION OF RESTRICTIONS. The provisions of this SECTION 14 shall terminate upon the consummation of a Public Offering.

     15.  CONFIDENTIALITY, INVENTIONS, NONCOMPETITION AND NONSOLICITATION.

          (a) OBLIGATION TO MAINTAIN CONFIDENTIALITY. You acknowledge that the information, observations and data obtained by you during the course of your employment concerning the business and affairs of the Company and its Subsidiaries and Affiliates are the property of the Company. Therefore, you agree that you will not disclose to any unauthorized

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person or use for your own account any of such information, observations or data without the prior written consent of the Board or the Committee, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of your acts or omissions to act. You agree to deliver to the Company at Termination, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its Subsidiaries and Affiliates which you may then possess or have under your control.

          (b) OWNERSHIP OF PROPERTY. You acknowledge that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company's or its Subsidiaries' or Affiliates actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made or reduced to practice by you (either solely or jointly with others) while employed by the Company (including any of the foregoing that constitutes any proprietary information or records) ("WORK PRODUCT") belong to the Company and you hereby assign, and agree to assign, all of the above Work Product to the Company. Any copyrightable work prepared in whole or in part by you in the course of your work for the Company and its Subsidiaries and Affiliates shall be deemed a "work made for hire" under the copyright laws, and the Company and its Subsidiaries and Affiliates shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," you hereby assign and agree to assign to the Company all right, title and interest, including copyright in and to such copyrightable work. You shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether before or after Termination) to establish and confirm the Company's ownership (including assignments, consents, powers of attorney and other instruments).

          (c) THIRD PARTY INFORMATION. You understand that the Company, its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's, its Subsidiaries' and Affiliates' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During your employment and thereafter, you will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company, its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, its Subsidiaries and Affiliates) or use, except in connection with your work for the Company, its Subsidiaries and Affiliates, Third Party Information without the prior written consent of the Board.

          (d) USE OF INFORMATION OF PRIOR EMPLOYERS. During your employment, you will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom you have an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom you have an obligation of confidentiality unless consented to in writing by the former employer or person. You will use in the performance of your duties only information which is (i)(x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise

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provided or developed by the Company, its Subsidiaries or Affiliates or (iii) in
the case of materials, property or information belonging to any former employer or other person to whom you have an obligation of confidentiality, approved for such use in writing by such former employer or person.

          (e) NONSOLICITATION. You acknowledge that in the course of your employment you will become familiar with the Company's or its Subsidiaries' trade secrets and with other confidential information concerning the Company or its Subsidiaries and that your services will be of special, unique and extraordinary value to the Company or its Subsidiaries. Therefore, you agree that:

               (i) NONSOLICITATION. While employed by the Company or its Subsidiaries and in the event of the termination of your employment with the Company for any reason, for a period of two years thereafter you shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, and (ii) hire any person who was an employee of the Company or its Subsidiaries within 180 days prior to the time such employee was hired by you, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or its Subsidiaries and with which the Company, its Subsidiaries or Affiliates has entered into substantive negotiations or has requested and received confidential information relating to the acquisition of such business by the Company, its Subsidiaries or Affiliates in the two-year period immediately preceding a Termination.

               (ii) ENFORCEMENT.  If, at the time of enforcement of
          SECTION 15(e)(i), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. You agree that because your services are unique and you have access to confidential information, money damages would be an inadequate remedy for any breach of SECTION
          15. You agree that the Company, its Subsidiaries and Affiliates, in the event of a breach or threatened breach of this SECTION 15, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

          (f)  ACKNOWLEDGMENTS.  You acknowledge that the provisions of this
SECTION 15 are (i) in consideration of employment with the Company or its Subsidiaries, (ii) the issuance


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of the Option by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, you agree and acknowledge that the restrictions contained in SECTION 15 do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on your ability to earn a living. In addition, you acknowledge (i) that the business of the Company or its Subsidiaries will be international in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of the Company or its Subsidiaries, or any of their respective executives or employees (including the you), it is expected that the Company or its Subsidiaries will have business activities and have valuable business relationships within its industry throughout the world, and (iii) as part of you responsibilities, you will be traveling and conducting business throughout the world in furtherance of the Company's business and its relationships. You agree and acknowledge that the potential harm to the Company or its Subsidiaries of the non-enforcement of this
SECTION 15 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you has carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, its Subsidiaries and Affiliates now existing or to be developed in the future. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

     16. REMEDIES. The parties hereto (and the Investors as third-party beneficiaries hereof) shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and the Investors as third-party beneficiaries hereof) may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     17. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "AGREEMENT" shall mean this stock option agreement.

          "AFFILIATE" shall mean, with respect to any Person, any other Person, which, directly or indirectly, controls, is controlled by, or is under common control with such Person.

          "BOARD" shall mean the Board of Directors of the Company.

          "CAUSE" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving material dishonesty, material disloyalty, or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers,
(ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) your failure (other than by reason of Disability) to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the reasonable judgment of the Board, (iv) gross negligence or willful misconduct with respect to the Company, (v) any material breach of this Agreement.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          "COMMITTEE" shall mean the committee of the Board that shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board a majority of whom shall be Investor members of the Board.

          "COMMON SHARES" shall mean the Company's non-voting common stock, par value $.01 per share, and any other shares into which such stock may be changed or convert by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

          "COMPANY" shall mean TSI Telecommunication Holdings, Inc., a Delaware corporation and (except to the extent the context requires otherwise) any "subsidiary corporation" of TSI Telecommunication Holdings, Inc. as such term is defined in Section 424(f) of the Code.

          "DISABILITY" shall mean your inability, due to documented illness, accident, injury, physical or mental incapacity, or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

          "FAIR MARKET VALUE" of the Common Shares shall mean the fair market value of such stock, taking into account all relevant factors determinative of value, as determined solely by the Committee.

          "FAMILY GROUP" shall mean, with respect to a Person who is an individual, such Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

          "GTCR" shall mean GTCR Fund VII, L.P., a Delaware limited partnership.

          "INVESTORS" shall mean GTCR and any other investment fund managed by GTCR Golder Rauner, L.L.C.

          "OPTION SHARES" shall mean (i) all Common Shares issued or issuable upon the exercise of the Option and (ii) all Common Shares issued with respect to the Common Shares referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Shares. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company or the Investors and, to the extent that you are permitted to transfer

Option Shares pursuant to SECTION 12 or SECTION 13 hereof, purchasers pursuant to a Public Offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

          "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

          "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock as approved by the Board or GTCR.

          "PUBLIC SALE" shall mean any sale of Common Shares to the public pursuant to which such Common Shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Common Shares or to the public through a broker, dealer, or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) under the Securities Act, other than Rule 144(k) prior to a Public Offering.

          "SALE OF THE COMPANY" means any transaction or series of transactions as a consequence of which any Person or group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis; PROVIDED that a Public Offering shall not constitute a Sale of the Company.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and any successor statute.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
(ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "SUBSIDIARY" of any Person shall be given effect only at such times that such

Person has one or more Subsidiaries, and, unless otherwise indicated, the term "SUBSIDIARY" refers to a Subsidiary of the Company.

          "TERMINATION" shall have the meaning set forth in SECTION 11(a).

     18. AMENDMENT. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company; PROVIDED that no provision of SECTION 11, 12, 13, 14, 15 or 16 or of this SECTION 18 may be amended or waived without the prior written consent of GTCR.

     19. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     20. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied or electronically transcribed signature pages), each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

     22. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     23. GOVERNING LAW. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     24. NOTICES. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands, and other communications shall be sent to you and to the Company and the Investors at the addresses indicated on the Notices Schedule attached hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     25. THIRD-PARTY BENEFICIARY. The Company and you acknowledge that each of the Investors is a third-party beneficiary under this Agreement.

     26. RULE 701 COMPENSATION. The Company and you acknowledge and agree that this Agreement has been executed and delivered, and the Option has been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the

Company and you. The grant of the Option hereunder and any issuance of Option Shares upon exercise of the Option are intended to qualify as an exempt offering under Rule 701 of the Securities Act.

     27. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the subject matter hereof.

                                     * * * *

     Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.


                                       Very truly yours,

                                       TSI Telecommunication Holdings, Inc.



                                       --------------------------------
                                       By:    G. Edward Evans
                                       Title: Chief Executive Officer


Enclosures:  1.  Extra copy of this Agreement
             2.  Copy of the Plan

     The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of:                                PARTICIPANT
            -----------------------

Number of Option Shares
                         -----              -----------------------------------
                                                   [PARTICIPANT IN CAPS]
Exercise Price                      $5.00

                                     CONSENT

     The undersigned spouse of Participant hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's Common Shares under certain circumstances and imposes other restrictions on the transfer of such Common Shares. I agree that my spouse's interest in the Common Shares is subject to this Agreement and any interest I may have in such Common Shares shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

     I am aware that the legal, financial, and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

                                       ----------------------------------------

                                       Name:
                                            -----------------------------------


                                       ----------------------------------------
                                       Witness

                                NOTICES SCHEDULE


IF TO THE PARTICIPANT:                      IF TO THE INVESTORS:

[Name]                                      GTCR Fund VII, L.P.
[Address]                                   c/o GTCR Golder Rauner, L.L.C.
                                            6100 Sears Tower
                                            Chicago, Illinois 60606-6402
                                            Attention:  David A. Donnini
                                                        Collin E. Roche
                                            Telephone: (312) 382-2200
                                            Facsimile: (312) 382-2201

IF TO THE COMPANY:                          AND:

TSI Telecommunication Holdings, Inc.        Kirkland & Ellis
201 North Franklin Street                   200 East Randolph Drive
Tampa, Florida 33602                        Chicago, Illinois 60601
Attention:  G. Edward Evans                 Attention:  Stephen L. Ritchie
Telephone: (813) 273-3000                   Telephone: (312) 861-2210
Facsimile: (813) 273-4953                   Facsimile: (312) 861-2200


WITH A COPY (WHICH WILL NOT CONSTITUTE NOTICE TO
THE COMPANY) TO:

GTCR Fund VII, L.P.
c/o GTCR Golder Rauner, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:  David A. Donnini
            Collin E. Roche
Telephone: (312) 382-2200
Facsimile: (312) 382-2201

AND:

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Attention:  Stephen L. Ritchie
Telephone: (312) 861-2210
Facsimile: (312) 861-2200